Exhibit 10.32

1 December 2006

Att: Chief Executive Officer

Cash Paymaster Services (Northern) (Proprietary) Limited
19A Schoeman Street
Polokwane

Dear Sirs,

GRANT PAYMENT SERVICE PROVIDER CONTRACT FOR LIMPOPO PROVINCE

1

As you are aware, the South African Social Security Agency (“SASSA”) came into being on 1 April 2006 through the coming into force of the South African Social Security Agency Act, Act No. 13 of 2004 (the “SASSA Act”). As a result of the coming into force of the SASSA Act, the function of the payment of grants, and the responsibility and accountability therefore, now lies with SASSA. As a service provider involved in the payment of grants to beneficiaries this affects your contract to provide these services.

2

In particular, we refer to the contract entered into between the Limpopo Provincial Government, Department of Health and Social Development (the “Department”) and Cash Paymaster Services (Northern), (Proprietary) Limited (the “Service Provider”) on or about 24 March 2006 (the “Agreement”) under which the Service Provider would provide grant payment services to the Department in accordance with the terms and conditions of the Agreement.

3	This letter serves to confirm that:

3.1	the Agreement shall not terminate on 31 December 2006 as was provided for in the Agreement;

3.2

the duration of the Agreement is hereby further extended, until 31 March 2008, on the same terms and conditions on which the Agreement was entered into provided that SASSA will have the right to terminate the Agreement in accordance with the provisions contained in the Agreement.

4.

Kindly acknowledge your agreement of the extension of the Agreement as provided for in this letter by signing at the foot of this letter where indicated and return same to us by facsimile at 012 400 2009/2256, marked for the attention of Mr B MAQETUKA.

Yours faithfully

/s/ Fezile Makiwane

Mr Fezile Makiwane

Acting Chief Executive Officer

Date January 31, 2007

By signature below, Cash Paymaster Services (Northern) (Proprietary) Limited hereby accepts and consents to the amendment, extension and cession of the Agreement on the terms and conditions contained in this letter agreement.

/s/ Herman Gideon Kotzé
________________________________________________
For and on behalf of

Cash Paymaster Services (Northern) (Proprietary) Limited

Duly authorised

_January 31, 2007_

Date